Exhibit 99.1

December 21, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

ONEOK expects:

•	Dividend to remain flat

•	No cash income taxes in 2016

•	No long-term debt maturities until 2022

•	Free cash flow after dividends and cash on hand totaling approximately $250 million available to support ONEOK Partners

ONEOK Partners expects:

•	No public equity offerings in 2016 and well into 2017

•	ONEOK Partners’ fee-based margin to increase to approximately 85 percent in 2016 from approximately 75 percent in 2015

•	Distribution coverage at 1.0 times or better in 2016 under current NYMEX future strip pricing, and distributions to remain flat compared with 2015

•	Capital-growth expenditures of $460 million, which is adequate to support continued infrastructure needs

•	GAAP debt-to-EBITDA ratio of 4.2 times or less by late 2016

TULSA, Okla. – Dec. 21, 2015 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) today announced 2016 financial and volume guidance.

2016 Guidance
(millions of dollars, except coverage ratio amounts)
ONEOK, Inc.
Cash flow available for dividends (a)	~ $675
Dividend coverage ratio (a)	~ 1.3
ONEOK Partners
Adjusted EBITDA (a)	~ $1,880
Distributable cash flow (a)	~ $1,390
Cash distribution coverage ratio (a)	>1.0
Capital-growth expenditures	~ $460
Maintenance capital expenditures	~ $140
(a) Cash flow available for dividends, dividend coverage ratio, adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

ONEOK Partners’ 2016 capital-growth expenditures are expected to be approximately $460 million, and maintenance capital expenditures are expected to be approximately $140 million.

“We expect 2016 earnings to be driven by continued natural gas and natural gas liquids volume growth across our integrated pipeline system, with strong year-end performance providing us momentum into 2016. Our substantial backlog of well connects, flared gas inventory in the Williston Basin and uncompleted wells provides considerable visibility into our 2016 volumes,” said Terry K. Spencer, president and chief executive officer of ONEOK and ONEOK Partners. “Our commodity price outlook remains cautious for 2016. However, we expect the partnership’s 2016 earnings to increase compared with 2015 guidance, primarily from volume and fee-based margin increases, resulting in increased distributable cash flow.

“At ONEOK Partners, we remain committed to maintaining our investment-grade credit ratings, sustaining our current distribution and achieving distribution coverage of 1.0 times or better in 2016 at current NYMEX future strip pricing of $40 to $45 per barrel of crude. ONEOK Partners does not expect to access the public equity markets in 2016 and well into 2017,” said Spencer. “If needed, ONEOK continues to be well-positioned to provide financial support to ONEOK Partners. We have a long history of prudent financial decision-making, as demonstrated by the $750 million of equity raised at the partnership this past summer, and we will continue to make decisions that are in the best long-term interest of our investors at both ONEOK and the partnership to create value, reduce risk and protect the partnership’s investment-grade credit rating.

“The partnership has a solid balance sheet and ample liquidity, including access to our commercial paper program and $2.4 billion credit facility, to support our current capital-growth program and fund the 2016 long-term debt maturities,” Spencer said. “We continue to evaluate long-term debt financing alternatives for our 2016 debt maturities, but our strong liquidity position allows us to be opportunistic when refinancing. Additionally, ONEOK has no maturities until 2022 and an unutilized $300 million credit facility. The credit facility can be drawn to facilitate purchasing partnership equity, with the expectation to repay those borrowings with internally generated cash flow.

“ONEOK Partners is well-positioned to not only withstand the low commodity price and uncertain capital market environment but also to take advantage of opportunities,” added Spencer. “Our strong position in the Williston Basin continues to serve us well, and we continue to benefit from a large natural gas supply backlog in the basin. Our natural gas pipelines segment is well-positioned to expand its fee-based natural gas export capabilities in the future, particularly to Mexico where we have key relationships through our joint venture Roadrunner Gas Transmission pipeline. Our large and extensive natural gas liquids business maintains a growing position in the emerging Stack and SCOOP plays in Oklahoma, and we remain well-positioned in the Gulf Coast to take advantage of ethane demand growth potential over the next two years.”

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

“The partnership has significant ethane volume and fee-based earnings upside as natural gas processors start to recover ethane. Approximately one-third of all U.S. ethane being rejected is on our system, which presents a great opportunity for the partnership going forward,” said Spencer. “Our NGL volume growth outlook starting in 2017 reflects the potential for increased ethane recovery of up to 150,000 barrels per day, primarily in the Mid-Continent and Rockies, as demand from new world-scale petrochemical facilities comes on line.”

> View ONEOK and ONEOK Partners non-GAAP tables.

BUSINESS-SEGMENT GUIDANCE:

Natural Gas Liquids Segment

NGLs gathered are expected to average approximately 800,000 to 870,000 barrels per day (bpd) and NGLs fractionated are expected to average approximately 540,000 to 590,000 bpd in 2016.

Volume growth in 2016 is expected to be driven primarily by the recently completed Lonesome Creek plant and the completion of the partnership’s Bakken NGL pipeline expansion and Bear Creek natural gas processing plant in the third quarter 2016; five new third-party natural gas processing plant connections; and the full year volume benefit from 2015 plant connections and completed capital-growth projects.

In 2016, the segment expects to connect to five additional third-party natural gas processing plants - two in the Williston Basin, two in the Mid-Continent and one in the Permian Basin - increasing the partnership’s total third-party plant connections to more than 180.

The partnership connected seven third-party plants in 2015, including four in the Mid-Continent, two in the Williston Basin and one in the Powder River Basin.

ONEOK Partners also continues to build infrastructure connecting its NGL storage facilities at Mont Belvieu, Texas, with world-scale ethane-consuming petrochemical facilities being constructed in the Gulf Coast, which are expected to be operational beginning in 2017 and require significant ethane supply.

Natural Gas Pipelines Segment

The natural gas pipelines segment expects its earnings to remain more than 95 percent fee-based in 2016, with approximately 92 percent of its transportation capacity and 76 percent of its natural gas storage capacity expected to be contracted for the year.

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

The first phase of the segment’s Roadrunner Gas Transmission Pipeline is expected to be complete in the first quarter 2016. The 640 million cubic feet per day (MMcf/d) joint venture pipeline project is fully subscribed under 25-year firm fee-based (take-or-pay) commitments with expansion opportunities available depending on market demand.

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment continues to successfully restructure commodity sensitive percent-of-proceeds contracts to largely fee-based contracts. The impact of contract restructuring is included in ONEOK Partners’ 2016 financial guidance. The natural gas gathering and processing segment, on an ongoing basis, will continue restructuring efforts in 2016 and expects its fee-based margin to increase to more than 75 percent in 2016, compared with its 2015 guidance of 45 percent.

Natural gas gathered is expected to average approximately 1,700 to 1,800 MMcf/d, or 2,200 to 2,300 billion British thermal units per day (BBtu/d), and natural gas processed is expected to average approximately 1,500 to 1,600 MMcf/d, or 1,900 to 2,000 BBtu/d, in 2016.

The partnership expects natural gas gathered volumes to increase approximately 27 percent in the Williston Basin and more than 6 percent in the Mid-Continent compared with 2015 volumes.

Volume growth in the Williston Basin is expected to be driven primarily by a large backlog of flared natural gas inventory in the basin, as well as by the continued ramp up of projects completed in 2015, including the Lonesome Creek natural gas processing plant and additional natural gas compression infrastructure. The partnership’s Bear Creek natural gas processing plant, which is expected to be complete in the third quarter 2016, also will be a significant contributor.

LINK TO NON-GAAP TABLES:

http://www.oneok.com/~/media/ONEOK/GuidanceDocs/2016/OKE_OKS_2016Guidance_JWJHV4n.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK and ONEOK Partners have disclosed in this news release expected 2016 cash flow available for dividends, free cash flow, dividend coverage ratio, adjusted EBITDA, distributable cash flow and cash distribution coverage ratio, which are non-GAAP financial metrics, used to measure ONEOK’s and ONEOK Partners’ financial performance, and are defined as follows:

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

•
Cash flow available for dividends is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions declared from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, stand-alone capital expenditures and certain other items;

•	Free cash flow is defined as cash flow available for dividends, computed as described above, less ONEOK’s dividends declared;

•	Dividend coverage ratio is defined as cash flow available for dividends divided by the dividends declared for the period;

•	Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance for equity funds used during construction and certain other items;

•
Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items; and

•	Cash distribution coverage ratio is defined as distributable cash flow to limited partners per limited partner unit divided by the distribution declared per limited partner unit for the period.

These non-GAAP financial measures described above are useful to investors because they are used by many companies in the industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Cash flow available for dividends, free cash flow, dividend coverage ratio, adjusted EBITDA, distributable cash flow and cash distribution coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for dividends or distributions or that is planned to be distributed in a given period, nor do they equate to available cash as defined in the partnership agreement.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, adjusted EBITDA, capital expenditures, cash flow available for dividends, margins, natural gas and natural gas liquids volumes, projected levels of dividends and distributions and their respective coverage ratios), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost and completion schedule estimates), our business prospects, the outcome of regulatory and legal proceedings, commodity prices, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this Quarterly Report identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the PHMSA, the EPA and CFTC;

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

–	future demand for and prices of natural gas, NGLs and crude oil;

–	competitive conditions in the overall energy market;

–	availability of supplies of Canadian and United States natural gas and crude oil; and

–	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

ONEOK, Inc. Stand-alone
CASH FLOW AVAILABLE FOR DIVIDENDS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

2016
(Unaudited)	Guidance Range
(Millions of dollars)
Cash Flow Available for Dividends
Recurring cash flows:
Distributions from ONEOK Partners – declared	~ $790
Interest expense, excluding noncash items	~ (105)
Cash income taxes	-
Released contracts from the former energy services business	~ (20)
Corporate expenses	~ (10)
Equity compensation reimbursed by ONEOK Partners	~ 25
Total cash flows	~ 680
Capital expenditures	~ (5)
Cash flow available for dividends	~ 675
Dividends declared	~ (515)
Free cash flow	~ $160
Dividend coverage ratio	~1.3

2016
(Unaudited)	Guidance Range
(Millions of dollars)
Reconciliation of Cash Flow Available for Dividends and Free Cash Flow to Net Income
Net income attributable to ONEOK	~ $360
Depreciation and amortization	~ 5
Deferred income taxes	~ 200
Equity in earnings of ONEOK Partners	~ (700)
Distributions from ONEOK Partners – declared	~ 790
Equity compensation reimbursed by ONEOK Partners	~ 25
Energy Services realized working capital	~ (20)
Other	~ 20
Total cash flow	~ 680
Capital expenditures	~ (5)
Cash flow available for dividends	~ 675
Dividends	~ (515)
Free cash flow	~ $160

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ONEOK and ONEOK Partners
Announce 2016 Financial Guidance

December 21, 2015

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
2016
(Unaudited)	Guidance Range
(Millions of dollars)
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow
Net income	~ $1,120
Interest expense	~ 370
Depreciation and amortization	~ 380
Income tax expense	~ 11
Allowance for equity funds used during construction and other non-cash items	~ (1)
Adjusted EBITDA	~ $1,880
Interest expense	~ (370)
Maintenance capital	~ (140)
Equity in net earnings from investments	~ (135)
Distributions received from unconsolidated affiliates	~ 160
Other	~ (5)
Distributable cash flow	~ $1,390